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                                  EXHIBIT 11
                          Lindsay Manufacturing Co.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
         For the three months and six months ended February 28, 1997 and February 29, 1996
               (Dollars in thousands except per share amounts)
                                 (Unaudited)
                  -----------------------------------------

COMPUTATION OF PRIMARY PER SHARE EARNINGS

                                                            Three Months Ended                     Six Months Ended
                                                    -----------------------------------      ------------------------------
                                                         February           February          February           February
                                                           1997               1996              1997               1996
                                                    -----------------     --------------     ------------     -------------

1.  Weighted average shares outstanding.......            9,545,840          9,674,121         9,534,792        9,696,423
2.  Net additional shares outstanding assuming
      dilutive stock options exercised and
      proceeds used to purchase treasury stock              522,423            470,546           544,887          436,092
                                                      -------------       ------------      ------------      -----------
3.  Average number of common and common
      equivalent shares outstanding...........           10,068,263         10,144,667        10,079,679       10,132,515
                                                      =============       ============      ============      ===========
4.  Net earnings for per share computation....        $       6,096       $      5,265      $     10,905      $     8,291
                                                      =============       ============      ============      ===========
5.  Net earnings per average common and common
      equivalent shares outstanding...........        $        0.61       $       0.52      $       1.08      $      0.82
                                                      =============       ============      ============      ===========

COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                                                            Three Months Ended                     Six Months Ended
                                                    -----------------------------------      ------------------------------
                                                         February           February          February           February
                                                           1997               1996              1997               1996
                                                    -----------------     --------------     ------------     -------------
1.  Weighted average shares outstanding.......            9,545,840          9,674,121         9,534,792        9,696,423
2.  Net additional shares outstanding assuming
      dilutive stock options exercised and
      proceeds used to purchase treasury stock              522,423            522,214           544,887          522,214
                                                      -------------       ------------      ------------      -----------
3.  Average number of common and common
      equivalent shares outstanding...........           10,068,263         10,196,335        10,079,679       10,218,637
                                                      =============       ============      ============      ===========
4.  Net earnings for per share computation....        $       6,096       $      5,265      $     10,905      $     8,291
                                                      =============       ============      ============      ===========
5.  Net earnings per average common and common
      equivalent shares outstanding...........        $        0.61       $       0.52      $       1.08      $      0.81
                                                      =============       ============      ============      ===========


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